Exhibit 10.13

Subscription Agreement

This Subscription Agreement (the "Agreement") is made and entered into as of the 6th day of March, 2003, by and between Richard Rosenfield, an individual ("Rosenfield"), Larry S. Flax, or his successors in trust, as Trustee of the Larry S. Flax Revocable Trust dated June 18, 2002, as may be amended from time to time ("Flax"), and California Pizza Kitchen, Inc., a California Corporation ("CPK" and, collectively with Flax and Rosenfield, the "Subscribers") and LA Food Show, Inc., a California corporation (the "Company"), with reference to the facts set forth below.

WHEREAS, the Company, by action of the Board of Directors (the "Board"), has determined to raise capital by means of the issuance of shares of the Company's Series A 8% Convertible Preferred Stock (the "Shares") for a purchase price of $2.00 per share; and

WHEREAS, each of the Subscribers desire to purchase, and the Company desires to sell, those number of Shares set forth across from each such Subscriber's name in Section 1.1.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  Subscription for and Purchase of Shares.
    The Purchase. Subject to the terms and conditions of this Agreement, each Subscriber hereby irrevocably subscribes for and purchases the following number of Shares set forth across from such Subscriber's name for the purchase price of $2.00 per Share (the "Purchase"):
Subscriber	Number of Shares Subscribed For	Total Subscription Price (the "Purchase Price")
CPK	1,000,000 Shares	$2,000,000
Flax	500,000 Shares	$1,000,000
Rosenfield	500,000 Shares	$1,000,000
    Payment of Purchase Price. Each Subscriber hereby pays the Purchase Price set across from such Subscriber's name in Section 1.1 to the Company in immediately good and available funds concurrently with the execution of this Agreement; provided, however, that the Company and each Subscriber hereby agree and acknowledge that (i) $573,500 of the Purchase Price due and payable to the Company by Flax has previously been delivered by Flax to the Company, and (ii) $573,500 of the Purchase Price due and payable to the Company by Rosenfield has previously been delivered by Rosenfield to the Company. Each Subscriber further authorizes the Company to utilize immediately the full Purchase Price in furtherance of the Company's business.
  Closing; Closing Deliveries.
    Closing. The closing (the "Closing") of the Purchase and the transactions contemplated by this Agreement shall occur on the date hereof at 10:00 a.m., Los Angeles time, at the offices of Alschuler Grossman Stein & Kahan LLP, The Water Garden, 1620 26th Street, Fourth Floor, North Tower, Santa Monica, CA 90404.
    Company Deliveries. At the Closing, the Company shall deliver (or shall have previously delivered) to each Subscriber:
      an executed copy of this Agreement;
      an executed copy of the Company's Certificate of Determination of Series A 8% Convertible Preferred Stock certified by the Secretary of State of the State of California;
      an executed copy of that certain Shareholders' Agreement by and between the Shareholders and the Company, dated as of even date herewith (the "Shareholders' Agreement"); and
      a stock certificate representing the Shares purchased by such Subscriber.
    Subscriber Deliveries. At the Closing, each Subscriber shall deliver (or shall have previously delivered) to the Company:
      an executed copy of this Agreement;
      an executed copy of the Shareholders' Agreement; and
      the Purchase Price set forth across from such Subscribers' name in Section 1.1 of this Agreement.
  Investment Representations and Warranties of the Subscriber. Each Subscriber represents and warrants, severally, and not jointly, to the Company the following:
    The information that Subscriber has furnished herein is correct and complete as of the date of this Agreement. The representations and warranties made by Subscriber may be fully relied upon by the Company and by any investigating party relying on them;
    Subscriber, if an entity, is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted.
    Subscriber, if a natural person, is twenty-one (21) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America.
    Subscriber has the requisite power and authority to deliver this Agreement, and perform his, her or its obligations herein, and consummate the transactions contemplated hereby. Subscriber has duly executed and delivered this Agreement. This Agreement is a valid, legal and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).
    Subscriber is an "accredited investor" as that term is defined in Rule 501 under Regulation D promulgated under the federal Securities Act of 1933, as amended (the "Act").
    Subscriber is subscribing for and purchasing the Shares solely for Subscriber's own account, for investment purposes only, and not with a view toward or in connection with resale, distribution, subdivision or fractionalization thereof. Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Shares, or which would guarantee him any profit or insure against any loss with respect to the Shares, and Subscriber has no plans to enter into any such agreement or arrangement. Subscriber acknowledges that the Shares have not been registered under the Act or any state securities laws, and may not be resold, transferred, assigned or otherwise disposed of unless they are registered under the Act or an exemption from registration is available, and unless the proposed disposition is in compliance with the restrictions on transferability under federal and state securities laws.
  Representations and Warranties of the Company. The Company hereby represents and warrants to each Subscriber as follows:
    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, having full power and authority to own its properties and to carry on its business as conducted.
    The Company has the requisite power and authority to deliver this Agreement, perform its obligations herein and consummate the transactions contemplated hereby. The Company has duly executed and delivered this Agreement. This Agreement is a valid, legal and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or at equity).
    All of the Shares to be issued to the Subscriber pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.
    The authorized capital stock of the Company consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 2,000,000 shares of preferred stock are designated as Series A 8% Convertible Preferred Stock. Immediately after consummation of the Purchase, there will be issued and outstanding: (i) 2,000,000 shares of common stock of the Company and (ii) 2,000,000 shares of Series A 8% Convertible Preferred Stock. The shares of Series A 8% Convertible Preferred Stock shall have the rights, preferences and privileges as set forth in the Certificate of Determination. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. Other than as expressly set forth in the Shareholders' Agreement entered into as of the date hereof by and among the Company and the Subscribers (the "Shareholders' Agreement"), there are no contracts, arrangements or other agreements with respect to voting, issuance, redemption, repurchase, acquisition, sale or transfer of the capital stock or other securities of the Company, or any securities convertible into or exchangeable for shares of capital stock or other securities of the Company, to which the Company, Flax or Rosenfield is a party. Except (i) as expressly created by the Shareholders' Agreement, and (ii) for the subscription for Shares contemplated by this Agreement, the Company has not granted any preemptive rights, registration rights, subscriptions, calls, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company, or securities convertible into or exchangeable for shares of such capital stock or other securities of the Company, and there are no statutory obligations of the Company to purchase, redeem or otherwise acquire or to sell, issue or otherwise transfer any shares of such capital stock.
    The Company does not own a freehold interest in any real property or any option or right of first refusal or first offer to acquire real property. The Company is party to two real property leases (the "Company Leases") for the real property located at 3212 North Sepulveda Boulevard, Suite A, Manhattan Beach, CA 90266, and at 1334 Park View Avenue, #200, Manhattan Beach, CA 90266. Copies of the real property leases have been made available to each Subscriber. The Company Leases are valid, binding and in full force and effect. All rents and additional rents and other sums, deposits, expenses and charges due on the Company Leases have been paid and the Company has been in peaceable possession since the commencement of its original possession under the Company Leases and no waiver, indulgence or postponement of the Company's obligations thereunder has been granted by the lessors. There exists no default or event of default by the Company or by any other party to the Company Leases, or occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by the Company under the Company Leases, and there are no outstanding claims of breach or indemnification or notice of default or termination of any of the Company Leases. The Company is in physical possession and actual and exclusive occupation of the real property subject to the Company Leases. The real property leased by the Company pursuant to the Company Leases requires no repair or restoration works in order to (i) comply with the terms of the Company Leases or (ii) maintain the leased property in a state of good maintenance and repair suitable for the purposes for which it is presently being used. The Company is currently occupying the real property subject to the Company Leases in compliance with all laws, statutes, ordinances or other applicable rules or regulations of any governmental or regulatory authority. The Company does not owe any brokerage commission with respect to the real property subject to the Company Leases.
    Neither the execution and delivery of this Agreement or the Shareholders' Agreement (collectively, the "Transaction Documents") by the Company, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any provision of any law, regulation, statute, ordinance, administrative order or treaty or any award, decision, injunction, judgment, order, ruling, subpoena or a verdict rendered by any court, administrative agency or other governmental body or by any arbitrator, (b) require the consent of or any filing with any person or governmental body other than the filing of a Form D with the Securities and Exchange Commission and a notice of transaction under Section 25102(f) of the California Corporations Code with the California Secretary of State, (c) violate, result (with or without notice or the passage of time, or both) in a breach of, or give rise to any right to terminate, accelerate or cancel any obligation under, any material contract to which the Company is subject or bound, or (d) result in the creation of any charge, claim, lien, security interest or other encumbrance of any kind upon any property of the Company.
    There is no action, investigation, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative or informal) pending or threatened against the Company or any of its assets or property before any court, governmental body or arbitrator. Neither the Company nor any of its assets or properties is subject to any order, judgment, injunction or decree.
    Except as set forth on Schedule 4.8, the Company has all governmental and regulatory licenses, permits and authorizations (all of which are in full force and effect) necessary to conduct its business as contemplated. The Company owns all trademarks, service marks and trade dress which it expects to use in the business of the Company including without limitation the "LA Food Show" service mark.
    Except as set forth on Schedule 4.9, no employee, officer or director of the Company or any affiliate of any such person, and no member of such person's immediate family, has engaged in any transactions or entered into any contract, agreement or other arrangement with the Company. No officer or director of the Company or any affiliate of any such person, and no member of any such person's immediate family, has had any interest in any property used in or pertaining to the business of the Company.
  Transferability of Shares. Each certificate or other document evidencing any of the Shares shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR STATE SECURITIES LAWS ("STATE ACTS") AND ARE RESTRICTED SECURITIES. THE RESTRICTED SECURITIES HAVE BEEN ACQUIRED FOR HOLDER'S OWN ACCOUNT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. RESTRICTED SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE ACT AND STATE ACTS AND/OR EXEMPTION FROM SUCH REGISTRATION(S) IS (ARE) AVAILABLE.

  THE SALE, ASSIGNMENT, TRANSFER, CONVEYANCE, EXCHANGE, MORTGAGE, GRANT OF A SECURITY INTEREST IN, GIFT, ENCUMBRANCE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN IS RESTRICTED BY AND SUBJECT TO A SHAREHOLDERS' AGREEMENT DATED MARCH 6, 2003. A COPY OF SAID AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION.

  Indemnity.
    Each Subscriber acknowledges that such Subscriber understands the meaning and legal consequences of the representations and warranties contained in this Agreement, and knowing this, each Subscriber hereby indemnifies and holds harmless the Company and its officers, directors, shareholders, partners, members, agents, counsel, servants, employees, affiliates, parent companies, subsidiaries, heirs, personal and legal representatives and administrators, successors and assigns from, of and against any and all loss, costs, claims, expenses and damages (including reasonable attorneys' fees and court costs incurred), or liability due, which any one of them may incur by reason of failure of such Subscriber to fulfill any of the terms or conditions of this Agreement or arising out of or by reason of any representation or warranty of such Subscriber, or any breach thereof.
    The Company acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in this Agreement, and knowing this, the Company hereby indemnifies and holds harmless each Subscriber and its officers, directors, shareholders, partners, members, agents, counsel, servants, employees, affiliates, parent companies, subsidiaries, heirs, personal and legal representatives and administrators, successors and assigns from, of and against any and all loss, costs, claims, expenses and damages (including reasonable attorneys' fees and court costs incurred), or liability due, which any one of them may incur by reason of failure of the Company to fulfill any of the terms or conditions of this Agreement or arising out of or by reason of any representation or warranty of the Company, or any breach thereof.
  Understandings and Agreements.
    Each Subscriber hereby agrees, and hereby agrees to cause its subsequent transferees to agree, that, in connection with any registration of the Company's securities under the Act, if so requested by the Company or any managing underwriter in connection with such registration, Subscriber or any transferee of Subscriber shall agree in writing not to sell, assign, convey or otherwise transfer any of the Company's securities during the periods specified by the Company's Board of Directors at the request of such managing underwriter, with such periods not to exceed the 10 days prior to, and the 180 days following the effective date of a registration statement of the Company filed under the Act in connection with such registration; provided, however, that, in the case of death of Subscriber or any subsequent transferee, if consented to by the managing underwriter, such Subscriber or subsequent transferee's estate shall be permitted to offer for public sale prior to the expiration of such period such securities of the Company as reasonably necessary to generate funds for the payment of estate taxes. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.
    Each Subscriber agrees to provide all information, execute all documents, and do all other things requested (without, however, assuming or undertaking any monetary liability) by the Company in connection with the Company's application for transfer of, or obtaining of, any liquor, beverage or other license or permit sought by the Company. It is acknowledged that the Company may seek certain information or documents, and may require execution of such documents and other certificates, in connection with Company's application for transfer of, obtaining of, or maintaining of a license to serve beer, wine and other alcoholic beverages at any restaurant owned by the Company, and that in connection therewith, shareholders of the Company who own a certain minimum equity interest in the Company may be required by the laws of the State of California or any other applicable jurisdiction to provide such information, documents, certificates or other things, and Subscriber hereby agrees to fully cooperate in connection with the foregoing.
  Miscellaneous Provisions.
    This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to the conflicts of laws principles thereof.
    All notices and communications to be given or otherwise made to either the Company or Subscriber shall be deemed to be sufficient if contained in a written instrument delivered in person or by facsimile or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or addressed to such party at the following address:
If to CPK: California Pizza Kitchen, Inc. 6053 West Century Boulevard Los Angeles, CA 90045-6430 Facsimile No.: (310) 342-4656 Attn: Fred Hipp

    If to Flax:

    Larry S. Flax, or his successors in trust, as Trustee of the Larry S. Flax Revocable Trust dated June 18, 2002, as may be amended from time to time

    c/o LA Food Show, Inc.
    1334 Park View Avenue, #200
    Manhattan Beach, CA 90266
    Facsimile No.: (310) 939-9829
    Attn: Larry S. Flax

If to Rosenfield: Richard Rosenfield c/o LA Food Show, Inc. 1334 Park View Avenue, #200 Manhattan Beach, CA 90266 Facsimile No.: (310) 939-9829	If to the Company: LA Food Show, Inc. 1334 Park View Avenue, #200 Manhattan Beach, CA 90266 Facsimile No.: (310) 939-9829 Attn: Richard Rosenfield and Larry S. Flax

    or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received: (a) in the case of personal delivery or delivery by facsimile, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communications is posted. As used in this Section, "business day" shall mean any day other than a day on which banking institutions in the State of California are legally closed for business.

    Neither this Agreement, nor the rights, obligations nor interests of a Subscriber may be assigned without the prior written consent of the Company.
    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.
    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
    The federal and state courts located within the County of Los Angeles, in the State of California, shall have exclusive jurisdiction and venue with respect to all actions, claims and proceedings arising out of or relating to this Agreement, or its enforcement. The parties to this Agreement hereby waive any right to commence any claim, action or proceeding in any other venue or jurisdiction, except as set forth in this paragraph, or to seek dismissal of any action, claim or proceeding in the County of Los Angeles, in the State of California, on the basis of improper venue or forum non conveniens. Moreover, the parties hereby consent to the personal jurisdiction of the courts of the County of Los Angeles, in the State of California.
    The parties hereby agree and acknowledge that a breach of this Agreement would result in severe and irreparable injury to the other party, which injury could not be adequately compensated by an award of money damages, and the parties therefore agree and acknowledge that they shall be entitled to injunctive relief in the event of any breach of any material term, condition or provision of this Agreement, or to enjoin or prevent such a breach, including without limitation an action for specific performance hereof, and the parties hereby irrevocably consent to the issuance of any such injunction. The parties further agree that no bond or surety shall be required in connection therewith.
    This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber's contractual relationship with the Company with regard to the matters set forth herein.
    This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
    The titles and subtitles used in this Agreement are used for convenience and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

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IN WITNESS WHEREOF, Each Subscriber, or its duly authorized representative(s), has hereby executed and delivered this Subscription Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

Larry S. Flax, or his successors in trust, as
Trustee of the Larry S. Flax Revocable Richard Rosenfield
Trust dated June 18, 2002, as may be
amended from time to time

By:

Name: Larry S. Flax
Its: Trustee

California Pizza Kitchen, Inc., a California
corporation

By: _____________________

Name: ___________________________

Title: ________________________

AGREED AND ACCEPTED:

LA Food Show, Inc., a California corporation

By: _____________________

Name: ___________________________

Title: ________________________